SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.     20549


Form 8-K



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:                           March 13, 1998

Exact name of registrant
as specified in its charter:              BELL ATLANTIC CORPORATION

Commission File Number:                   1-8606

State of Incorporation:                   Delaware

I.R.S. Employer Identification No.:       23-2259884

Address of principal
executive offices:                        1095 Avenue of the Americas
                                          New York, New York
Zip Code                                  10036

Registrant's telephone number,
including area code:                      (212) 395-2121

Former name or former address,
if changed since last report:             Not applicable
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Item 5.   Other Events
          ------------

Attached as exhibits to this report are (i) portions of Bell Atlantic Corporation's 1997 Annual Report to Shareowners, as set forth in the list of exhibits below, (ii) the computation of the ratio of earnings to fixed charges for the years ended December 31, 1997, 1996, 1995, 1994, and 1993, and (iii) the consent of Coopers & Lybrand L.L.P.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c)  Exhibits.

12       Computation of Ratio of Earnings to Fixed Charges.

23       Consent of Independent Accountants.

27.1     Financial Data Schedule - 1997.

27.2     Restated Financial Data Schedule - 1996.

27.3     Restated Financial Data Schedule - 1995.

99       Portions of  Bell Atlantic Corporation's 1997 Annual Report to
         Shareowners:

         Selected Financial Data -- For the years 1997, 1996, 1995, 1994, and
         1993

         Management's Discussion and Analysis of Results of Operations and Financial Condition

         Report of Management

         Report of Independent Accountants

         Consolidated Statements of Income -- For the years 1997, 1996, and 1995

         Consolidated Balance Sheets -- December 31, 1997 and 1996

         Consolidated Statements of Changes in Shareowners' Investment -- For the years 1997, 1996, and 1995

         Consolidated Statements of Cash Flows -- For the years 1997, 1996, and 1995

         Notes to Consolidated Financial Statements.


                                       1
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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              BELL ATLANTIC CORPORATION



                              By: /s/  Mel Meskin
                                  ---------------
                                  Mel Meskin
                                  Vice President - Comptroller



Date: March 13, 1998


                                       2
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                                 EXHIBIT INDEX


Exhibit
Number         Description
------         -----------

12    Computation of Ratio of Earnings to Fixed Charges.

23    Consent of Independent Accountants.

27.1  Financial Data Schedule - 1997.

27.2  Restated Financial Data Schedule - 1996.

27.3  Restated Financial Data Schedule - 1995.

99    Portions of  Bell Atlantic Corporation's 1997 Annual Report to
      Shareowners:

      Selected Financial Data -- For the years 1997, 1996, 1995, 1994, and 1993

      Management's Discussion and Analysis of Results of Operations and Financial Condition

      Report of Management

      Report of Independent Accountants

      Consolidated Statements of Income -- For the years 1997, 1996, and 1995

      Consolidated Balance Sheets -- December 31, 1997 and 1996

      Consolidated Statements of Changes in Shareowners' Investment -- For the years 1997, 1996, and 1995

      Consolidated Statements of Cash Flows -- For the years 1997, 1996, and
      1995

      Notes to Consolidated Financial Statements.